EXHIBIT 2.1











                         DATED JULY 3, 2001




                         LOGSYS HOLDINGS LIMITED                       (1)

                         and

                         AUTHORISZOR HOLDINGS LIMITED                  (2)

                         and

                         STEWART LESLIE ASHTON                         (3)




                         ----------------------------------------------

                         Agreement
                         relating to the sale and purchase of part of the issued share capital of Logsys Solutions Limited
                         ----------------------------------------------




Hammond Suddards Edge
2 Park Lane  Leeds LS3 1ES DX 26441 Leeds
Telephone +44 (0)113 284 7000  Fax +44 (0)113 284 7001

                                                     www.hammondsuddardsedge.com

Reference  MSS


                                    CONTENTS

1      INTERPRETATION.........................................................................................3

2      SALE AND PURCHASE......................................................................................5

3      PRE-EMPTION RIGHTS WAIVER..............................................................................5

4      CONSIDERATION..........................................................................................5

5      COMPLETION.............................................................................................5

6      WARRANTIES.............................................................................................6

7      RESTRICTIVE COVENANT...................................................................................7

9      GENERAL................................................................................................8

10     NOTICES................................................................................................9

11     ENTIRE AGREEMENT.......................................................................................9

12     THIRD PARTY RIGHTS.....................................................................................9

13     GUARANTEE..............................................................................................9

14     BANK GUARANTEES.......................................................................................10

15     INDEMNITY.............................................................................................10

SCHEDULE 1...................................................................................................12

SCHEDULE 2 Part 1............................................................................................15

SCHEDULE 3 Warranties........................................................................................16

SCHEDULE 4 Letter of Representation..........................................................................21

SCHEDULE 5 Limitations on Seller's Liability.................................................................23

SCHEDULE 6 Tax Deed..........................................................................................24

SCHEDULE 7 Trade Debts and WIP...............................................................................32

SCHEDULE 8 The Retention.....................................................................................35

SCHEDULE 9 IPR Heads of Terms................................................................................36


DATE OF AGREEMENT                                        JULY 3, 2001

PARTIES

(1) LOGSYS HOLDINGS LIMITED (Company Number 2361436) whose registered office is at Logsys House, Ashville Way, Wokingham, Berks, RG41 2PL (the "Seller")

(2) AUTHORISZOR HOLDINGS LIMITED (Company Number 3873915) whose registered office is at Windsor House Cornwall Road Harrogate H1 2PW (the "Buyer"); and

(3) STEWART LESLIE ASHTON of Ridgecroft Wellingtonia Avenue Crowthorne Berkshire RG45 6AE ("Guarantor").

IT IS AGREED THAT:

1        INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings.

         "Agreed Form" in relation to any document, that document initialled for the purposes of identification by or on behalf of the parties hereto.

         "Associate" means any person, firm or company which is a connected person (as defined in Section 839 of the Income and Corporation Taxes Act 1988) of any of the Seller.

         "Authoriszor Inc." means Authoriszor Inc. of One Van de Graaf Drive Suite 502 Burlington MA 01803 USA.

         "Bank Guarantee" means the unlimited guarantee given by SL Ashton to Lloyds TSB Bank plc.

         "Buyer's Group" means the Buyer, and any company which is from time to time a holding company of the Buyer or a subsidiary of the Buyer or such holding company, as the expressions "holding company" and subsidiary" are defined in section 736 of CA 1985.

         "Buyer's Solicitors" means Hammond Suddards Edge of 2 Park Lane Leeds LS3 1ES.

         "CA 1985" means the Companies Act 1985, as amended.

         "CA 1989" means the Companies Act 1989.

         "Common Stock" means the Common Stock of Authoriszor Inc., par value $0.01.

         "Companies Acts" means CA 1985 and CA 1989 and the former Companies Acts (within the meaning of section 735(1) CA 1985).

         "Completion" means completion of the sale and purchase of the Shares in accordance with clause 5;

         "Covenantors" means the Guarantor and Logsys Holdings Limited.

         "Disclosure Letter" means the disclosure letter in Agreed Form.

         "Last Accounts" means the audited balance sheet of the Target at the Last Accounts Date, and audited profit and loss account of the Target for the year ended on the Last Accounts Date, (if incorporated at the Last Accounts Date) and the auditor's and directors' report and notes thereon.

         "Last Accounts Date" means 30 September 1999.

         "Letter of Representation" means a letter of representation in a form set out at Schedule 4.

         "Other Agreements" means the agreements of even date between the Buyer and the Remaining Shareholders to acquire all of the shares in the Target owned by those persons or to which they may be entitled.

         "Remaining Shareholders" means all shareholders other than the Seller.

         "Retention Deposit" means the sum of (pound)40,000.

         "Seller's Legal Advisor" means Aidan Mills-Thomas of The Malt House, 39 New Street, Henley-on-Thames, Oxfordshire, RG9 2BP.

         "Shares" means 550,496 issued Ordinary Shares of (pound)0.10 each fully paid or credited as fully paid and owned by the Seller as set out in
         Schedule 1.

         "Subsidiary" means the subsidiary as defined in section 736 CA 1985 (as supplemented by section 736A CA 1985) of the Target.

         "Target" means Logsys Solutions Limited, brief details of which are set out in Schedule 2 Part 1.

         "Tax Deed" means the provisions set out in Schedule 6.

         "Taxation" means all forms of taxation, charges duties, imposts, rates levies and governmental charges (whether national or local) in the nature of tax whatsoever and whenever imposed, and whether of the United Kingdom or elsewhere, and any payment whatsoever which the Target may be or become bound to make to any person as a result of any enactment relating to taxation and any taxation supplementing or replacing the same and all fines, penalties, interest, costs, charges and expenses in connection therewith.

         "Threshold" means 75% of the value of the Trade Debts and 75% of the value of the WIP.

         "Trade Debts" means those debts of the Target listed in Schedule 7.

         "Trading Day" means any day on which markets for public securities traded in the United States are open for trading.

         "Warranties"  means the warranties on the part of the Seller set out in
         Schedule 3, and "Warranty" shall mean any of them.

         "WIP" means the work in progress of the Target detailed in Schedule 7.

1.2 All references in this Agreement to a statutory provision shall be construed as including references to:

         (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

         (b) all statutory instruments or orders made pursuant to a statutory provision; and

         (c) any statutory provision of which a statutory provision is a consolidation, re-enactment or modification;

1.3 Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision.

2        SALE AND PURCHASE

         Subject to the terms and conditions of this Agreement, the Seller shall sell with full title guarantee and the Buyer shall purchase the Shares, free from all liens, charges and encumbrances and together with all accrued benefits and rights attaching to the Shares, with effect from the date of this Agreement.

3        PRE-EMPTION RIGHTS WAIVER

         The Seller waives all rights of pre-emption and all options (if any) over the Shares to which they may be entitled under the articles of association of the Target or otherwise, in relation to the sale and purchase of the Shares pursuant to this Agreement.

4        CONSIDERATION

         The consideration for the Shares shall be payable to the Seller as set out at Clause 5 below.

5        COMPLETION

5.1 Completion of the purchase of the Shares shall take place at the offices of the Buyer's Solicitors immediately after signature of this Agreement.

5.2      On Completion the Seller shall:

         (a) deliver to the Buyer duly executed transfers of the Shares in favour of the Buyer together with the relative share certificates or an indemnity for lost certificates in the form reasonably satisfactory to the Buyer;

         (b) deliver to the Buyer Letters of Representation executed by the Seller; and

         (c) deliver to the Buyer the resignations of [names of resigning directors] as directors of the Target and the secretary of the Target in the agreed form from their respective offices.

5.3      The Buyer shall satisfy the Consideration as follows:

         (a) (pound) 260,687 shall be payable on Completion in pounds sterling; and

         (b) The issue and allotment of up to 186,453 fully paid shares of Common Stock to the Seller within 20 Trading Days of the receipt by the Target of an amount equivalent to the Threshold by way of realisation of Trade Debts and issue and full payment of invoices for WIP. If the amount equivalent to the threshold by way of realisation of Trade Debts is not received by the target within 120 days of Completion and the amount equivalent to the Threshold by way of issue and full payment of invoices for WIP within 180 days of Completion ownership of these monies will transfer to and vest in the Buyer.

5.4 In addition the Seller will procure that, simultaneously with Completion, the Retention Deposit is paid to the Buyer by such method as may be agreed between the parties and in accordance with Schedule 8. The Retention Deposit will be repaid to the Seller, together with any interest accrued thereon, within 5 Business Days of the receipt by the Target of an amount equivalent to the Threshold by way of realisation of Trade Debts and issue and full payment of invoices for WIP. If the amount equivalent to the Threshold by way of realisation of Trade Debts is not received by the Target within 120 days of Completion and the amount equivalent to the Threshold by way of issue and full payment of invoices for WIP within 180 days of Completion ownership of these monies will transfer to and vest in the Buyer.

5.5      In addition, the Buyer covenants that:

         (a) the Common Stock to be issued pursuant to Clause 5.3 shall rank pari passu in all respects with the Common Stock of Authoriszor Inc already in issue and listed at the relevant time and so far as regards any individual dividend on such stock declared or paid by reference to a record date falling on or after the date of their registration in the register of members of Authoriszor Inc shall rank as if they had been issued (fully paid) on and from the commencement of the period in respect of which such dividend is declared or paid;

         (b)      it shall be a  condition  of the  satisfaction  of part of the
                  Consideration by Common Stock that the Common Stock shall be listed on NASDAQ (whether on the OTC Bulletin Board or otherwise) or listed on such other recognised and publicly quoted market in North America or Europe of equivalent or better standing provided that if such Common Stock is not so listed or such listing is prevented as a result of the trading of Common Stock being suspended on the relevant date of issue, the Buyer shall have 30 Trading Days from Completion to procure such listing, failing which the Buyer shall instead (if required by the Seller) satisfy that part of the Consideration in respect of which such Common Stock was issued by a payment in cash and such Common Stock shall (if issued) be transferred back to Authoriszor Inc (or its nominee) or cancelled at the option of Authoriszor Inc;

5.6 On Completion, the Seller shall procure that the entire amount of the debt owed by Lady Polgara Sailing Limited on behalf of Logsys Holdings Limited and Logsys Holdings Limited to the Target shall be immediately repaid in full.

5.7 The parties shall use all reasonable endeavours to enter into an agreement for the exploitation of the DVA intellectual property, within 30 days of Completion, in accordance with those heads of terms set out at Schedule 9.

6        WARRANTIES

6.1 Subject to matters disclosed in the Disclosure Letter, the Seller warrants to the Buyer in the terms set out in Schedule 3 at the date of this Agreement and acknowledge that the Buyer has entered into this Agreement in reliance on the Warranties. The provisions of Schedule 5 shall apply to the Warranties.

6.2 Where any Warranty is qualified by the words "so far as the Seller is actually aware" then this shall be a reference to the actual knowledge of the Seller (and in the case of a corporate Seller, the board of directors of such Seller) at the time of giving the Warranty without imputing the knowledge of any other person to the Seller and the Seller (and in the case of a corporate Seller, the board of directors of such Seller) shall not be deemed to have made any enquiries whatsoever or taken any steps to ensure accuracy (without prejudice to any enquiries actually made or steps actually taken).

6.3 Where any Warranty is qualified by the words "so far as the Seller is aware", then this shall be a reference to the knowledge of the Seller, having been deemed to have made due and careful enquiry into the subject matter of such Seller Warranty of the officers, legal advisors and auditors of the Target.

7        RESTRICTIVE COVENANT

7.1 Subject to Clauses 7.6 and 7.7 each Covenantor covenants with the Buyer that without the prior written consent of the Buyer, neither of them, nor any Associate of them, will:

         (a) for the period of 2 years after the date of Completion, either as principal or partner, alone or jointly with, through or as manager, advisor, consultant or agent or funder for any person or in any other capacity whatsoever, directly or indirectly carry on or be engaged, concerned or interested in any business which directly competes with the business of the Target at Completion; or

         (b) for a period of 12 months after the date of Completion, solicit or entice away or seek to entice away any person who is, at the date of Completion, employed or engaged by the Target, earning in excess of (pound)15,000 per annum ("Relevant Person"); or

         (c) for a period of 12 months after the date of Completion employ or engage for services any Relevant Person; or

         (d) for a period of 12 months after the date of Completion, solicit or endeavour to solicit in competition with the business of the Target (as carried on at Completion) the custom of any person, firm or company who has been a client of the Target at any time during the period of 12 months immediately preceding the date of Completion ("Relevant Client"); or

         (e) for a period of 12 months after the date of Completion, accept, in competition with the business of the Target, the custom of any Relevant Client; or

         (f) for a period of 12 months after the date of Completion, interfere with or seek to interfere with the continuance of supplies to the Target from any suppliers who have been supplying services to the Target at any time during the 12 month period immediately preceding Completion.

7.2 The restrictions contained in this clause 7 are considered to be reasonable by the Covenantors in all respects but if any of those restrictions shall be held to be void in the circumstances where it would be valid if some part were deleted, the parties agree that such restrictions shall apply with such deletion as may be necessary to make it valid and effective.

7.3 Each Covenantor acknowledges that the Buyer is accepting the benefit of the covenants contained in this clause both on its own behalf and on behalf of each member of the Buyer's group, the Target with the intention that the Buyer may claim against the Seller on behalf of any person for loss sustained by that person as a result of any breach of any of the covenants contained in this clause.

7.4 The provisions of clauses 7.1(a) to 7.1(f) are separate and severable and shall be enforceable accordingly.

7.5 Each Covenantor shall not at any time before and after the date of Completion use or disclose or permit there to be disclosed any confidential business information which it has or acquires PROVIDED THAT this clause shall not apply if and to the extent that:

         (a) such confidential business information has come into the public domain (other than as a result of breach of any obligation of confidence by any of the Sellers or any of their respective Associates); or

         (b) any disclosure of such Confidential Business Information has been authorised in writing by the Buyer; or

         (c) disclosure of the confidential business information concerned is required by law or by any regulatory body or the London Stock Exchange.

8        TAXATION

         The provisions of Schedule 6 shall apply with respect to the matters contained or referred to therein.

9        GENERAL

9.1 This Agreement shall be binding upon and enure for the benefit of the successors in title of the parties.

9.2 The benefits and obligations of this Agreement may be assigned by the Buyer to any member of the Buyer's Group PROVIDED THAT if such assignee ceases for any reason to be a member of the Buyer's Group, such assignee shall be deemed to have assigned all such benefits back to the Buyer immediately prior to its ceasing to be a member of the Buyer's Group.

9.3 Each party shall at its/their own expense, execute and perform all such further acts, deeds or assurances as may be required for effectually vesting the Shares in the Buyer and otherwise for fulfilling the provisions of this Agreement.

9.4 The provisions of this Agreement insofar as the same shall not have been performed at Completion shall remain in full force and effect notwithstanding Completion.

9.5 No delay or omission by any party in exercising any right, power or remedy shall operate as a waiver thereof, and any single or partial exercise thereof shall not preclude any other or further exercise thereof or the exercise of any right, power or other remedy. The rights and remedies of any party hereunder are cumulative and not exclusive of any right or remedy provided by law.

9.6 No announcement shall be made by the Seller or the Buyer in connection with this Agreement except with the consent of the other such party unless required pursuant to any legal or regulatory requirement applicable thereto.

9.7 This Agreement shall be governed by and interpreted and construed in accordance with English law and the parties submit to the jurisdiction of the English courts but nothing in this Agreement shall prevent or restrict a party from enforcing any judgement or order outside such jurisdiction.

10       NOTICES

         Any notice to be given hereunder shall be in writing and delivered by hand or by first class recorded delivery post or by facsimile letter addressed and sent to the party to be served (in the case of the Seller) at the address given herein and (in the case of the Buyer or Holdings) at its respective registered office for the time being. Notice delivered by hand shall be deemed to have been served at the time of actual delivery. Notice sent by post shall be deemed to have been served at the expiry of 48 hours after posting. Notices sent by facsimile shall be deemed to have been served on production of a transmission report from the machine which sent the facsimile indicating that the facsimile was sent in its entirety to the facsimile number of the recipient.

11       ENTIRE AGREEMENT

         This Agreement and the Disclosure Letter constitute the entire agreement between the parties relating to the sale and purchase of the Shares and supersede all previous negotiations, understandings and agreements, (whether written or oral) between the parties in relation to the same. It is expressly agreed that no variations or additions to this Agreement shall be effective unless made in writing, signed for and on behalf of the parties or by their successors or solicitors (as the case may be) and expressed to be such a variation or addition).

12       third party rights

12.1 No person who is not a party to this Agreement may enforce any term of this Agreement. The parties agree that the Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement or to any agreement or document entered into pursuant to this Agreement.

12.2 This Agreement may be varied by Agreement between the parties to this Agreement and the consent of any person who is not a party to this Agreement shall not be required for any such variation.

13       GUARANTEE

13.1 In consideration of the Buyer entering into this Agreement at the request of the Guarantor and in consideration of the payment of (pound)1 to the Guarantor by the Buyer (the receipt of which is hereby acknowledged by the Guarantor), the Guarantor covenants with the Buyer; and

         (d) to procure and guarantee the performance of Logsys Holdings Limited ("LHL") of all obligations under this Agreement which are expressed to relate to LHL and of all obligations under any agreement ("Ancillary Agreement") entered into by LHL pursuant to this Agreement; and

         (e) to guarantee to the Buyer the due payment by LHL of any monies due to the Buyer under the terms of this Agreement or under any Ancillary Agreement and this shall be a continuing guarantee until all monies due are paid.

13.2 The liability of the Guarantor shall not be discharged or impaired by any amendment to or variation of this Agreement, any release of or granting of time or other indulgence to LHL or any third party or any act, event or omission which but for this Clause would operate to impair or discharge the liability of such party under this Clause.

14       BANK GUARANTEES

14.1 The Buyer agrees that it will use its best endeavours to procure that the amount of the Bank Guarantee is reduced to (pound)50,000 as soon as possible following Completion, and will indemnify S L Ashton in respect of any claim made by Lloyds TSB Bank plc under the Bank Guarantee after Completion to the extent that this exceeds (pound)50,000.

14.2 Once the Threshold has been paid or realised (the "Final Date") the Buyer agrees that it will use its best endeavours to procure that the Bank Guarantee is released in full as soon as possible, and will indemnify S L Ashton with effect from the Final Date, in respect of any claim made by Lloyds TSB Bank plc under the Bank Guarantee after the Final Date.

15       INDEMNITY

15.1 The Covenantors hereby jointly and severally agree to indemnify the Buyer for any and all costs, charges, expenses, fees, damages or other similar obligations that it may incur as a result of either Schedule 1 or Schedule 2 being inaccurate or misleading in any respect.

15.2(a) Within 90 days of Completion the Buyer will prepare a statement of the net asset value of the Target in accordance with generally accepted accounting principles (the "Statement") following receipt of which the Seller shall, within 14 days of receipt, communicate to the Buyer in writing either its acceptance or disagreement with the Statement (for the avoidance of doubt in the event that the Seller does not respond within 14 days of receipt the Statement will be deemed to have been accepted by the Sellers). In the case of dispute the net asset value of the Target will automatically be prepared and certified by KPMG acting as independent expert, such certification to be binding on the parties.

15.2(b) In the event that the net asset value of the Target, as either agreed between the parties or certified by KPMG, exceeds (pound)80,000 the Buyer hereby agrees to indemnify the Seller in the amount by which the net asset value of the Target exceeds (pound)80,000 on a pound for pound basis. In the event that the net asset value of the Target is below (pound)70,000 the Covenantors hereby jointly and severally agree to indemnify the Buyer in the amount by which the net asset value of the Target falls below (pound)70,000 on a pound for pound basis. The parties hereby agree that Schedule 5 of this Agreement shall not apply to this clause 15.2.

IN WITNESS WHEREOF the parties have executed this Agreement as a deed on the date set out on the first page.



EXECUTED  (but not  delivered  until the
date  hereof) as a deed by  AUTHORISZOR
HOLDINGS LIMITED acting by:

Director:

Director/Secretary:





EXECUTED (but not delivered  until the
date hereof) as a deed by LOGSYS HOLDINGS
LIMITED acting by:

Director:

Director/Secretary:





EXECUTED (but not delivered  until the
date hereof) as a deed by STEWART
LESLIE ASHTON in the presence of:

Witness

Signature                      :
Name                           :
Occupation                     :
Address                        :

                                   SCHEDULE 1

                                     Part 1

                                Seller's Holdings



               (1)                         (2)                  (3)                    (4)


  Sellers' names and                  Holdings of         Amount of Cash       Common Stock to be
     addresses                          Shares            Consideration           transferred
                                                            ((pound))          subject to clause
                                                                                5.3(b) (shares)


Logsys Holdings Limited                  550,496              260,687                186,453



                                     Part 2

                                  Shareholders

This Schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-B and will be filed with the Securities and Exchange Commission upon request.

                                   SCHEDULE 2

                                     Part 1

                              Details of the Target



Company Number:   .........                 1452614

Date of Incorporation: ....                 5 October 1979

Share Capital:    .........                 Authorised       Issued and Allotted

                  .........                ((POUND))             ((POUND))



                                           500,000                80,148



Options issued and outstanding:            None

Registered Office:                         Logsys House, Ashville Way,
                                           Wokingham, Berks  RG451 2PL

Directors:        .........                Stewart Leslie Ashton

                  .........                Craig Harper-Ashton

Secretary:        .........                Adele Loraine Thorpe

Accounting Reference Date:                 30 September

Subsidiaries      .........                None

                                   SCHEDULE 3


                                   Warranties

1        CORPORATE

1.1      The information  relating to the Target contained in Schedule 1 Part 2,
         Schedule 2 and Schedule 7 to this Agreement is true and complete in all respects.

1.2      Save as set out in this paragraph

         (a) there are no agreements or arrangements in force, other than this Agreement and the Other Agreements which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Target; and

         (b) there are no third party consents required by the Target or the Sellers to enter into or perform the obligations set out in this Agreement

1.3 Save for immaterial errors the register of members and other statutory books of the Target have been properly kept and contain an accurate and complete record of the matters with which they should deal.

1.4 All returns, particulars, resolutions and documents required by any legislation to be filed with the Registrar of Companies in respect of the Target have been duly filed and were correct.

1.5 The Sellers have full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations on the Sellers which are enforceable in accordance with their respective terms.

1.6 The Target is validly incorporated as a private limited company under the Companies Act 1985.

1.7 No order has been made or petition presented, meeting convened or resolution passed for the winding up of the Target nor has any receiver been appointed or any distress, execution or other process been levied in respect of any of its business or the assets.

1.8 No composition in satisfaction of the debts of the Target or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors or members or any class of either or both of its creditors or members has been proposed, sanctioned or approved.

1.9 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of its business or the assets.

1.10 No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Target to crystallise over any part of their business or assets or any of them or any charge created by it to become enforceable over the business or assets or any of them nor has any such crystallisation occurred nor is such enforcement in process.

1.11 There have been no acquisitions or disposals of any business and assets or shares by either the Target or the Subsidiary, save in relation to the [describe sale of 2 subs] as described in the Disclosure Letter.

2        ACCOUNTS

2.1 The Last Accounts have been prepared in accordance with the historical cost convention, and the bases and policies of accounting adopted for the purpose of preparing the Last Accounts are the same as those adopted in preparing the audited accounts of the Target in respect of the last three preceding accounting periods apart from changes required to conform to current FRSs.

2.2      The Last Accounts:

         (a) give a true and fair view of the assets and liabilities of the Target at the Last Accounts Date and its profits or losses for the financial period ended on that date;

         (b)      comply with the requirements of the Companies Acts;

         (c) comply with all generally accepted United Kingdom accounting principles and practices which were applicable at the relevant time to a United Kingdom Company;

         (d) to the extent required by the Companies Act and the relevant FRS provided or reserved for all actual liabilities and capital commitments of the Target outstanding at the Last Accounts Date including contingent liabilities and provision reasonably regarded as adequate for all bad and doubtful debts;

         (e) provide or reserve in accordance with the principles set out in the notes included in the Last Accounts for all Taxation to the extent required by the relevant FRSs liable to be assessed on the Group or for which it may be accountable in respect of the period ended on the Last Accounts Date.

2.3 All the accounts, books, ledgers and financial records, of the Target are in its possession, have been fully, properly and accurately kept and completed and disclose with reasonable accuracy the financial position of the Group at that time.

3        FINANCIAL

3.1 The Target did not have any capital commitments outstanding at the Last Accounts Date and the Target has not, to any material extent since then, incurred or agreed to incur any capital expenditure or commitments or disposed of any capital assets.

3.2 Since the Last Accounts Date, the Target has not paid or declared any dividend or made any other payment which is, or is treated as, a distribution for the purposes of ICTA Part VI Chapter II.

3.3 The Target has not, since the Last Accounts Date, repaid, or become liable to repay, any indebtedness in advance of its stated maturity.

3.4 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Target, other than those liabilities disclosed in the Last Accounts or incurred in the ordinary and proper course of trading. No liabilities have been discharged by the Target since the Last Accounts Date other than in the ordinary course of business.

3.5 No part of the amounts included in the Last Accounts as owing by any debtor remains unpaid or has been released on terms that any debtor pays less than the full book value of his debt.

3.6 There is not now outstanding in respect of the Target any guarantee, or agreement for indemnity or for suretyship, given by, or for the accommodation of any member of the Group.

3.7 There has been no material adverse change in the financial position of the Target since the Last Accounts Date.

4        TAXATION

4.1 Save as provided for in the Last Accounts or disclosed in the Disclosure Letter, there is no material existing contingent or deferred liability for Taxation including (but without prejudice to the generality of the foregoing) liability for Taxation which would arise on Target:

         (a)      on the Target ceasing to trade or;

         (b) on the Target ceasing to use or occupy any asset for the purposes of its trade or;

         (c) on the Target disposing of any asset at its book value as shown in the Last Accounts or;

         (d) as a result of the execution or Completion of this Agreement or;

         (e) if any other person fails to pay any tax charged, assessed or payable by such other person (including any liability for Taxation which might arise as a result of two or more such events);

         but excluding any liability for Taxation which arises solely as the result of the realisation by the Target of trading stock or work in progress in the ordinary course of its business and no material changes in the assets and liabilities as shown in the Last Accounts have occurred since the Last Accounts Date which might result in any such liability.

4.2 The Target has duly complied with all requirements imposed upon it by Taxation statutes.

4.3 The Target is not liable and has not since the Last Accounts Date been liable to pay any interest, penalty, fine or sum of a similar nature in respect of Taxation and there is in existence no Inland Revenue charge over or in respect of any of the Target's assets.

4.4 The Target is not is in dispute with the Inland Revenue, HM Customs and Excise or any other fiscal authorities (whether of the UK or elsewhere) and the Sellers are not aware of any circumstances which may give rise to such a dispute and in particular, (but without prejudice to the generality of the foregoing) the Target has not within the last six years been a party to, entered into, or been involved with any artificial scheme for the avoidance or deferral of Taxation.

4.5 The Target is duly registered and are taxable persons for the purposes of value added tax and comprise a value added tax group.

4.6 Since the Last Accounts Date no expenditure has been incurred or is or has become liable to be incurred by the Target after that date which will not be wholly deductible in computing the taxable profits of the Target except for expenditure on the acquisition of an asset to be held otherwise than as stock in trade.



5        TRADING

5.1 Since the Last Accounts Date the business of the Target has been continued in the ordinary and normal course, and there has been no deterioration in its turnover, trading position, or its prospects.

5.2 The Target is not and has not agreed to become a member of a Partnership (as defined by the Partnership Act 1890).

5.3 The Target is not engaged in any litigation or arbitration proceedings, as plaintiff or defendant or third party; there are no such proceedings pending or threatened, either by or against the Target and there are no circumstances of which the Sellers are actually aware which are likely to give rise to any litigation or arbitration.

5.4 So far as the Sellers are aware, there is no dispute with any government or any agency or body acting on behalf of such government or any other authority in the United Kingdom or elsewhere, in relation to the affairs of the Target and, so far as the Sellers are actually aware, there are no facts or circumstances which may give rise to any such dispute.

5.5 There are no claims pending or threatened, against the Target by an employee, independent contractor or any other third party, in respect of any accident, disease, illness or injury, which are not fully covered by insurance.

5.6 The Target has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations, of the United Kingdom.

5.7 There are no outstanding authorities (express or implied) by which any person except a director may enter into any contract or commitment to do anything on behalf of the Target.

5.8 The Target has not received notice of any unresolved complaints from any customers with regard to the products or services provided by the Target, save as disclosed in the Disclosure Letter.

5.9 The Target is not a party to, nor have its profits during the three years prior to the date of this Agreement been affected by any contract which is not of an entirely arm's length nature.

5.10     All material contracts entered into by the Target:

         (a)      have been entered into in the ordinary business;

         (b)      do not contain any change of control provisions; and

         (c)      have been entered into on arm's length terms.

6        PROPERTY

         Save in respect of the leasehold premises, leases for which have been disclosed in the Disclosure Letter, the Target does not occupy and has no obligations or liabilities in respect of any other property or premises.



7        EMPLOYMENT

7.1 Save as set out in paragraph 1.2 above, there are no schemes (whether contractual or discretionary) in operation by or in relation to the Target under which any employee of the Target is entitled to any benefits.

7.2 All employees of the Target are employed on the standard terms and conditions of employment of the Target.

8        ASSETS

8.1 The Target owned at the Last Accounts Date, and had good and marketable title to, and (except for assets subsequently sold or realised in the ordinary course of business) still owns and has good and marketable title to, all the assets included in their respective Last Accounts and to all assets acquired by it since the Last Accounts Date and not subsequently sold or realised as mentioned.

8.2 The Target has not created or granted or agreed to create or grant any mortgage, charge, encumbrance or other security interest in respect of its undertaking or assets, and none of the undertaking or assets owned absolutely by the Target is subject to any option or right of pre-emption.

8.3 The plant, machinery, equipment, vehicles and other equipment used in connection with the business of the Target are the absolute property of the Target:

8.4 The schedules of the insurance polices held by the Target contained in the Disclosure Letter are true and accurate and all premiums payable under such policies have been paid in full.

8.5      No claim is outstanding,  under any of such insurance policies.

8.6 So far as the Sellers are aware the Target owns or has valid and subsisting licences to utilise all of the material intellectual property it requires to operate its business in the manner operated as at Completion, and the Sellers are not aware of any disputes relating to such intellectual property.

8.7 All inventions, knowhow, processes, solutions, copyright or other similar intellectual property rights created by any employees or officers of the Target in their capacity as such, are the absolute property of the Target.

9        GENERAL

         The factual information set out in the documents contained in the Disclosure Bundle referred to in the Disclosure Letter is true and accurate and not misleading to any material extent as at the date hereof, there have been no material adverse changes to the debtors, creditors, work in progress and proforma completion balance sheet of the Target, as disclosed in the Schedules contained in the Disclosure Bundle.

                                   SCHEDULE 4

                            Letter of Representation

Authoriszor Inc.
One Van de Graaf Drive
Suite 802
Burlington MA
USA

Attention:        Mr. Paul Ayres
                  President

Gentlemen:

In connection with the issuance to the undersigned of ____________ shares (the "Shares"), of common stock, par value $.01 per share (the "Common Stock"), of Authoriszor Inc., a Delaware corporation (the "Company"), the undersigned warrants and represents that:

10 The undersigned is acquiring the Shares for investment solely for his own account and not for distribution, transfer or resale to others.

11 The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares.

12 The undersigned understands that the Shares to be acquired have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor pursuant to the provisions of the securities laws or other laws of any other applicable jurisdiction, in reliance upon exemptions for private offerings contained in the Securities Act and the regulations promulgated thereunder and in the applicable laws of such jurisdictions. The undersigned is fully aware that the Shares subscribed for by the undersigned are to be issued to the undersigned in reliance upon such exemptions based upon the representations set forth herein. The undersigned is also fully aware of the restrictions on sale, transferability and assignment of the Shares.

13 The undersigned will be subject to the Company's Insider Trading Policy and the Company's Regulation FD Policy, as such policies may be amended from time to time.

         Because the Shares have not been registered under any securities laws, they will be "restricted securities" as defined in Securities and Exchange Commission Rule 144. Accordingly, the undersigned, as a stockholder, may not sell, transfer, or otherwise dispose of them without registration under the Securities Act and applicable securities laws or the applicability of an exemption from registration (in which case the undersigned may be required to provide the Company with a legal opinion, in form and substance satisfactory to the Company and its counsel, that registration is not required).

14 The Shares are not being acquired directly or indirectly as nominee, trustee, agent, or representative for any other person or persons.

15 The undersigned acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

         "The shares of stock of Authoriszor Inc. (the "Company") represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and the holder hereof cannot make any sale, pledge, hypothecation, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act, and any applicable state securities laws, or under other such circumstances which in the opinion of counsel for the Company, at the time, does not require registration under the Act or any applicable state securities laws. The shares represented by this certificate are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other distribution thereof."

16 The undersigned warrants that the information set forth in this Investment Letter is true and correct, with the knowledge that the Company is relying on the accuracy of the information and truth of the representations contained herein in connection with the Company's compliance with applicable securities laws. The undersigned further agrees to indemnify and hold harmless the Company from any and all liabilities, losses, costs, and expenses arising out of or related to the resale or other distribution by the undersigned of all or any portion of the Shares in violation of the Securities Act or of any applicable state securities laws as well as any and all liabilities, losses, costs, and expenses to which the Company may be put or that the Company may incur by reason of or in connection with any misrepresentation made by the undersigned, any breach of any of its warranties, or its failure to fulfil any of the covenants or agreements set forth herein. The representations and warranties contained herein
         (i) are made from the date the Board of Directors approved the issuance of the Shares to the undersigned, and (ii) are binding upon the heirs, legal representatives, successors, and assigns of the undersigned.

Executed as of this _______ day of _______________, 2001





[Shareholder]

Address (for purpose of the Company's stock transfer records):

                                   SCHEDULE 5


                        Limitations on Seller's Liability

1 Notwithstanding anything to the contrary contained in Clause 6 of this Agreement the Warranties shall be qualified by the provisions of this Schedule and in the event of inconsistency between the provisions of this Schedule and the Seller's Warranties the provisions of this Schedule shall prevail.

2 The Seller shall not be liable in respect of any claim under the Warranties to the extent that the matter or matters giving rise to such claim are accurately disclosed in the Disclosure Letter.

3 The liability of the Seller in respect of breach of the Warranties given by the Sellers under this Agreement shall be limited as follows:

         (a) the aggregate maximum liability of the Sellers in respect of all and any claims under the Warranties and Tax Deed shall in any event not exceed(pound)368,832.32;

         (b) the Sellers shall not be liable in respect of all and any claims made by the Buyer under the Warranties unless and until the aggregate cumulative liability of the Sellers in respect of all and any such claims exceeds (pound)5,000 in which event the Sellers shall be liable for the full amount (and not merely the excess) of the relevant claims; and

         (c) the Sellers shall not be liable in respect of any claim under the Warranties unless it shall have been made in the case of the Warranties set out in paragraph 4 of Schedule 3 to this Agreement and/or under the Tax Deed before the expiry of 6 years from the date hereof and in the case of all other Warranties before the expiry of 2 years from the date hereof.

4 The limitations on liability contained in this Schedule shall not apply to any matters directly arising from the fraud and dishonesty of the Seller involved in relation to that Seller.

5 In the event that any matter arises which is likely to give rise to a claim under the Warranties they Buyer will notify the Seller of the circumstances surrounding the claim and will give due and proportionate regard to these comments and suggestions which the Seller may have such comments and suggestions to be submitted to the Buyer in writing not more than 15 days following receipt of notification from the Buyer.

                                   SCHEDULE 6


                                    Tax Deed

1        INTERPRETATION

1.1 In this Schedule unless the context otherwise requires, words and expressions defined in the Agreement have the same meanings in this Schedule and the following expressions have the following meanings:

         "Claim for Taxation" any assessment, notice, demand, letter or other document issued by or action taken by or on behalf of any Taxation Authority or self assessment from which it appears that the Sellers have or may have a liability to make a payment pursuant to paragraph 2 of this Schedule.

         "Company" means the Target.

         "Event" any transaction, arrangement, act, failure or omission and includes (without limitation) any distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance but excludes the execution and performance of this Agreement.

         "Liability" any matter giving rise to a claim under paragraph 2.

         "Payment of Taxation" any payment of Taxation (whether or not the same is primarily payable by the Company or the Buyer and whether or not the Company or the Buyer has, or may have, any right of reimbursement against any other person or persons) and includes any payment of Taxation which would have been due to be made but for the utilisation of any Relevant Relief or any Post Completion Relief.

         "Post Completion Relief" any Relief which arises to the Company by reason of an Event occurring after the Completion Date;

         "Relevant Relief" any Relief to the extent that it is taken into account:

         (a) in computing and so reducing or eliminating any provision for Taxation (including deferred tax and recoverable input VAT) which appears or but for such Relief would have appeared in the Last Accounts; or

         (b)      which is otherwise  treated as an asset in the Last  Accounts;
                  or

         (c) or any Relief which arises to the Company by reason of an Event occurring after the Completion Date.

         "Relief" any loss, allowance, credit, relief, deduction, exemption or set off or any right to a repayment of Taxation.

         "Taxation" all forms of taxation, charge, duty, impost, levy and governmental charge (whether national or local) in the nature of tax (including without limitation national insurance, social security and other similar contributions, stamp duty and stamp duty reserve tax), whatsoever and whenever created, enacted or imposed, and whether of the United Kingdom or elsewhere, and any amount whatever payable to any Taxation Authority or any other person as a result of any enactment relating to taxation, together with all fines, penalties, interest, costs, charges, surcharges and expenses connected therewith except as attributable to the unreasonable delay or default of the Company or Buyer after Completion.

         "Taxation Authority" any statutory or governmental authority or body (whether in the United Kingdom or elsewhere) involved in the collection or administration of Taxation including (without limitation) the Inland Revenue and H.M. Customs and Excise.

1.2 Reference in this Schedule to the result of any Event on or before the Completion Date includes the combined result of any two or more Events the first of which took place on or before the Completion Date provided that any Event(s) which take place before Completion occur outside the ordinary course of business of the Company as carried on at Completion and the Event(s) after Completion occur inside the ordinary course of business of the Company as carried on at Completion.

1.3 Reference in this Deed to income or profits or gains earned, accrued or received on or before the Completion Date includes income or profits or gains which are deemed to be earned, accrued or received on or before the Completion Date for any Taxation purpose.

1.4 Without limiting the generality of the expression, reference in this Deed to anything "in the ordinary course of business" does not include:-

         (a) an Event which results in the Company becoming liable for Taxation for which it is not primarily liable;

         (b) the acquisition, disposal or supply or deemed acquisition, disposal or supply of any asset, goods, service or facility (including a loan of money or the letting, hiring or licensing of tangible or intangible property) in a transaction which is not entered into at arm's length;

         (c) the making of a distribution or deemed distribution for Tax purposes,

         (d) the creation, cancellation or reorganisation of any share or loan capital or any company becoming or ceasing to be a member of a group of companies for any Taxation purpose;

         (e) the failure by the Company to deduct, charge, recover, or account for Taxation;

         (f) the acquisition or disposal (including any deemed disposal) of a capital asset;

         (g) an Event giving rise to a liability or potential liability under Part XVII Taxes Act (tax avoidance), sections 29 to 36 or part VIIII TMA, or Schedule 9A VATA;

         (h) a transaction or arrangement which includes, or a series of transactions or arrangements which includes, any step or steps having no commercial or business purpose apart from the deferral, reduction or avoidance of a liability for Taxation; and

         (i) any Event which gives rise to any interest, fine, penalty, charge or surcharge in connection with Tax.

1.5      The headings in this Schedule do not affect its interpretation.

1.6      Unless otherwise specified:-

         (a) references to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended modified or re-enacted except to the extent that such amendment modifications or re-enactment would increase the liability of the Sellers under this Schedule;

         (b) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

         (c) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

         (d) other expressions used in this Schedule shall where the context so admits have the meanings ascribed in them in this Agreement; and

         (e) references to the Company in this Schedule shall be deemed to include the Subsidiary.

2        COVENANT

         Subject as provided in this Schedule the Sellers jointly and severally covenants with and undertakes to the Buyer to pay to the Buyer an amount equal to:

2.1 any Payment of Taxation made or to be made by the Company (including any Payment of Taxation which has been made by the Company since the Last Accounts Date) where such Taxation results from, or is calculated by reference to, any income, profits or gains earned, received or accrued by the Company on or before the Completion Date or which results from, or is calculated by reference to, any Event which occurred on or before the Completion Date or was deemed to occur on or before the Completion Date for the purposes of any Taxation;

2.2 the value to the Company of a Relevant Relief which is unavailable, lost, reduced or cancelled in consequence of an Event occurring on or before the Completion Date (and for this purpose the value to the Company is either the Taxation which would have been saved but for the unavailability, loss, reduction or cancellation of the Relevant Relief or the amount of the repayment of Taxation which is unavailable, lost, reduced or cancelled);

2.3 any Inheritance Tax which is unpaid at the Completion Date and in respect of which the Inland Revenue has a charge on any of the shares or assets of the Company, or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company or which after the Completion Date becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company, being a liability in respect of Inheritance Tax payable as a result of the death of any person within seven years after a transfer of value (or a deemed transfer of value) if a charge on or power to sell, mortgage or charge any such shares or assets existed at the Completion Date or would have existed at Completion, if the death had occurred immediately before the Completion Date and the Inheritance Tax payable as a result thereof had not been paid;

2.4 any Payment of Taxation made or to be made by the Company which arises as a result of the application of Section 767A or 767AA ICTA 179, 189, 190 or 191 TCGA or Section 132 Finance Act 1988 as a result of corporation tax being assessed on any company (other than the Company the "Taxpayer Company") and remaining unpaid where the Taxpayer Company either is or was under the control of any person who has at any time prior to Completion had control of the Company or was under the control of the Company prior to Completion (in each case within the meaning of Section 767B ICTA); and

2.5 any costs or expenses incurred by the Buyer or the Company in connection with or in consequence of any of the matters referred to in paragraphs 2.1 to 2.4 or any claim therefor or in taking or defending any action under this Deed.

3        EXCLUSIONS

3.1 Notwithstanding any other provision in this Schedule the covenant contained in paragraph 2 does not apply to any Liability:

         (a) to the extent (if any) to which full provision, reserve or allowance was made for such Liability in the Last Accounts thereto; or;

         (b) to the extent that it arises in the ordinary course of business of the Company since the Last Accounts Date.

         (c) to the extent that such Liability arises or is increased only as a result of any increase in rates of Taxation or variation in the method of applying or calculating the rate of Taxation announced or made after Completion with retrospective effect or of any change in law occurring after Completion with retrospective effect; or

         (d) to the extent that such Liability arises or is increased as a result of any change after Completion in the bases methods or policies of accounting of the Company save where such change is made to comply with generally accepted accounting practice, the published practice of any Taxation Authority, the law or rule of any regulating authority or body in force at the Completion Date; or

         (e) the loss occasioned thereby has been recovered pursuant to a claim under the Warranties in the Agreement;

         (f) to the extent that such Liability would not have arisen but for any voluntary act of the Company after Completion which the Company knew would give rise to such Liability but excluding any act:

                  (i) carried out pursuant to a legally binding obligation of the Company incurred prior to Completion; or

                  (ii)     pursuant  to  an  obligation   imposed  by  any  law,
                           regulation or requirement having the force of law; or

                  (iii) taking place with the written approval of the Sellers or pursuant to the Agreement or any document executed pursuant to the Agreement; or

                  (iv) occurring in the ordinary course of business of the Company; or

                  (v) constituting the lodging of a document for stamping at the Stamp Office of the Inland Revenue (or other equivalent Taxation Authority outside the UK); or

         (g)      (in  the  case  of  the   subsidiary)   which   results  in  a
                  corresponding saving by or benefit to WRDC Limited;

         (h) to the extent it comprises Tax payable by the Purchaser of the Company under this Agreement or any document executed pursuant to the terms of this Agreement for the purpose of giving effect to this Agreement.

         (i) which is a liability in respect of value added tax relating to supplies made by the Company in respect of which value added tax has been properly charged and the tax invoice issued but which value added tax is not yet due and payable to HM Customs and Excise.

3.2 The provisions of paragraphs 3(a) and 3(b) Schedule 5 to this Agreement shall apply to claims under paragraph 2 of this Schedule mutatis mutandis as if set out herein.

4        CONDUCT OF CLAIMS

4.1 If the Company receives a Claim for Taxation, the Buyer shall as soon as reasonably possible but no later than 10 business days after receipt procure that the Company shall as soon as reasonably practicable give notice thereof to the Sellers provided that delivery of such notice is not a condition precedent to the liability of the Sellers under this Schedule.

4.2 Subject to paragraph 4.3 and 4.4, the Buyer shall procure that the Company takes such action to avoid, dispute, resist, appeal, compromise or contest any Claim for Taxation as the Sellers may reasonably request provided that:

         (a) the Buyer shall not be obliged to procure any such action unless the Sellers have indemnified and secured the Buyer and the Company to their reasonable satisfaction against any liabilities, costs or expenses (including additional Taxation) which may be incurred thereby;

         (b)      the  Sellers  shall not be  entitled to require the Company to
                  delegate   the  conduct  of  such  action  to  itself  of  any
                  professional agent or advisor of the Sellers;

         (c) neither the Buyer nor the Company shall be obliged to take any action requested by the Sellers which could reasonably be said to be frivolous or vexatious or which could adversely affect their future Taxation position.

4.3 The Company shall not be obliged to comply with any request of the Sellers which involves contesting any Claim for Taxation before any court or other appellate body unless the Sellers obtains the written opinion of Leading Tax Counsel that such contest will, on the balance of probabilities, be successful.

4.4 The Buyer and the Company shall be free to take such action as they may in their absolute discretion think fit and without prejudice to their rights and remedies under this Schedule if within 28 days of service of the notice under paragraph 4.1 the Sellers fail to notify the Buyer of their intention to resist such Taxation or fail within that period to give the indemnity and security referred to in paragraph 4.2(a).

4.5 Paragraph 4.2 shall not apply if any of the Sellers or the Company has committed acts or omissions which constitute or are alleged to constitute fraud, wilful default or negligent conduct.

5        PAYMENT

5.1 A payment to be made by the Sellers under this Schedule shall be made in cleared funds on the following dates:

         (a) in the case of an amount under paragraphs 2.1 or 2.3 on or before the later of (a) seven days after written demand therefor and (b) seven days before the date on which the Taxation is finally due to the Taxation Authority demanding the same (or would have been due but for the utilisation of any Relevant Relief);

         (b) in the case of an amount under paragraph 2.2 on or before the later of (a) seven days after written demand therefor and (b) seven days before the date on which Taxation becomes payable which would not have been payable if no liability had arisen under paragraph 2.2 or in the case of a repayment of Taxation, the date on which such repayment would have been made;

         (c) in the case of an amount under paragraph 2.6 within seven days of the Buyer giving written notice of the costs and expenses to the Sellers.

5.2 Where the Sellers fail to make a payment in satisfaction of a liability under this Schedule by the due date for payment, the liability of the Sellers shall be increased to include interest on such sum from the date on which the Sellers become liable to make payment to the date of actual payment at a rate per annum being two per cent above the base rate from time to time of Barclays Bank plc (such interest to accrue after as well as before judgement).

6        OVER-PROVISIONS, RELIEFS, ETC

6.1 If the auditors for the time being of the Company certify (at the request and expense of the Sellers) that any provision for Taxation in the Last Accounts (excluding any provision for deferred Taxation) has proved to be an over-provision, then the amount of such over-provision shall be dealt with in accordance with paragraph 7.3.

6.2 If the auditors for the time being of the Company certify (at the request and expense of the Sellers) that any Liability which has resulted in a payment having been made or becoming due from the Sellers under this Schedule will give rise to a Relief for the Company which would not otherwise have arisen, then, as and when the liability of the Company to make an actual payment of or in respect of Taxation is reduced by reason of that Relief and after taking account of the effect of all other Reliefs that are or become available to the Company (including any Relief derived from a subsequent accounting period), the amount by which that liability is so reduced shall be dealt with in accordance with paragraph 7.3.

6.3 Where it is provided under paragraph 7.1 or 7.2 that any amount (the "Relevant Amount") is to be dealt with in accordance with this paragraph 7.3:

         (a) the Relevant Amount shall first be set off against any payment then due from the Sellers under this Schedule; and

         (b) to the extent there is an excess, a refund shall be made to the Sellers of any previous payment or payments made by the Sellers under this Schedule or the Seller's Warranties relating to Taxation and not previously refunded under this Clause up to the amount of such excess; and

         (c) to the extent that the excess referred to in paragraph 7.3(b) is not exhausted under that Clause, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Sellers under this Schedule or under the Seller's Warranties relating to Taxation and if it shall not be set off against any future payment or payments which become due from the Sellers under this Schedule or under the Seller's Warranties relating to Taxation within 6 years of the date of this Agreement then it shall be repaid by the Buyer to the Seller.

6.4 Where any such certification as is mentioned in paragraph 7.1 or 7.2 has been made, the Sellers or the Buyer or the Company may request that the auditors for the time being of the Company review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether in the light of those circumstances the amount that was the subject of such certification should be amended.

6.5 If the auditors certify under paragraph 7.4 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 7.3 as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution shall be made as soon as practicable by the Sellers or (as the case may be) to the Sellers.

7        RECOVERY FROM OTHER PERSONS

7.1 If, in the event of any payment becoming due from the Sellers under paragraph 2, the Company either is immediately entitled at the due date for the making of that payment to recover from any person (not being a Company or an employee of the Company but including any Tax Authority) any sum in respect of the Liability that has resulted in that payment becoming due from the Sellers or at some subsequent date becomes entitled to make such a recovery, then the Buyer shall procure that the Company promptly notifies the Sellers of its entitlement and if so required by the Sellers and at the Sellers' sole expense, takes all appropriate steps to enforce that recovery (keeping the Sellers fully informed of the progress of any action taken); and if the Sellers have made a payment under paragraph 2 in respect of the Liability in question, the Buyer shall account to each of the Sellers for whichever is the lesser of:-

         (a) any sum so recovered by the Company in respect of that Liability (including any interest or repayment supplement paid by the Tax Authority or other person on or in respect thereof less any Taxation chargeable on the Company in respect of that interest and all costs and expenses reasonably and properly incurred by the Company or the Buyer in obtaining recovery of such sum insofar as not previously made good to the Company or the Buyer (as appropriate) by the Sellers or the Tax Authority.; and

         (b) the amount paid by the Sellers under paragraph 2 in respect of that Liability;

8        TAX ADMINISTRATION

8.1 The Sellers or their duly authorised agents shall (at the Company's expense) prepare the accounts and corporation tax returns of the Company for all accounting periods ending on or before Completion to the extent that the same have not been prepared before Completion.

8.2 Without prejudice to the Buyer's rights under this Schedule, the Buyer shall procure that the Company shall cause the accounts and returns mentioned in paragraph 9.1 above so far as they are legally able to do so to be authorised, signed and submitted to the appropriate authority with such reasonable amendments as the Buyer may request and shall give the Sellers or their agents all such assistance as may be necessary or reasonably required to agree those returns with the appropriate authority PROVIDED THAT the Company shall not be obliged to sign and submit a return which is wrong or inconsistent, in any material manner, on its face.

8.3 The Sellers or their duly authorised agents shall (at the Company's expense) prepare all documentation and deal with all matters (including correspondence) relating to the accounts and returns of the Company for all accounting periods ended on or before Completion and the Buyer shall procure that the Company provides such access to its books, accounts and records as is necessary or reasonable to enable the Sellers or their duly authorised agents to prepare the documentation and to deal with all matters relating thereto.

8.4 The Sellers shall ensure that all material communications to the relevant Taxation Authorities under this Clause are first sent to the Buyer and the Sellers shall consult with the Buyer regarding the contents of such communications and shall incorporate any reasonable comments of the Buyer.

8.5 The Buyer shall ensure that all material communications to the relevant Taxation Authorities in respect of the accounting period in which Completion takes place are first sent to the Sellers and the Buyer shall consult with the Sellers regarding the contents of such communications and (without prejudice to the Buyer's rights under this Schedule or the Tax Warranties) shall incorporate any reasonable comments of the Sellers.

8.6 Upon the agreement with the Inland Revenue or other Taxation Authority of the matters conducted by the Sellers or their agents under this Clause the Sellers or their agents shall forthwith hand copies of all relevant files, documents and information obtained and deriving from such matters to the Buyer.

8.7 The Sellers shall promptly notify the Buyer of any matter which in the Sellers' reasonable opinion is likely to give rise to a claim under this Schedule upon becoming aware of any such matter to the intent that the Sellers shall obtain no advantage in respect of this Schedule arising from any delay or failure to notify the Buyer of such a liability or potential liability.

8.8 The Sellers shall use or shall procure that their agents use all reasonable expedition to ensure that all the tax affairs of the Company conducted by the Sellers or their agents under this Clause are completed as soon as reasonably possible and in any event before 31 December 2001, if the tax affairs for which the Sellers are responsible under this paragraph 9 are not agreed by 31 December 2001 the Sellers shall lose all rights under this paragraph 9.

8.9 The Sellers shall promptly provide to the Buyer copies of all information, documents and evidence in its possession or in the possession of any of its agents in respect of any accounting period of the Company ended on or before Completion which may reasonably be requested by the Buyer.

                                   SCHEDULE 7

                               Trade Debts and WIP


This Schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-B and will be filed with the Securities and Exchange Commission upon request.

                                   SCHEDULE 8


                                  The Retention

1 The Retention Deposit payable in accordance with clause 5.4 of this Agreement by the Guarantor will be paid into a joint on-demand interest bearing deposit account ("the Account") in the name of the Seller's Legal Advisor and the Buyer's Solicitors who will hold the Retention Deposit upon trust for the Seller and the Buyer upon those terms set out in clause 5.4 of this Agreement.

2 The Seller's Legal Advisor and the Buyer's Solicitors will procure that the Account is set up immediately following Completion and the details of the account will be notified to the parties to this Agreement.

                                   SCHEDULE 9


                               DVA Heads of Terms

                                    AGREEMENT

Date:             29th June 2001-07-11



Parties:          Logsys Solutions Limited
                  Logsys House
                  Ashville Way
                  Wokingham
                  Berkshire RG41 2PL                 ("Logsys") (1)

                  Stewart Leslie Ashton
                  Ridgecroft
                  Wellingtonia Avenue
                  Crowthorne
                  Berkshire                          ("SLA") (2)


Preliminary:

(1) Logsys have the intellectual property rights to the Defence Vatting System known as Warrantor II ("the Software")

(2) Under it's agreement with the MOD regarding the software, Logsys has the rights to worldwide exploitation of the software subject to agreement with the MOD as to royalty payments to be made to MOD on the commercial exploitation of the software.

(3)      The  parties  have  agreed  on  the  assignment  of  Logsys   worldwide
         exploitation rights in the software to SLA or his nominated assignee.

Agreed:

(1) Logsys now grants SLA an exclusive worldwide license to exploit and resale the software.

(2) SLA will either pay direct to MOD or reimburse Logsys (as the case may Require) any and all royalties due to MOD in respect of such re-sales and will in addition pay to Logsys a royalty of 25% of the net product portion of the sale proceeds charged for the software received by SLA from such re-sales. SLA will not be liable to pay any royalties except those due to MOD for use of the software to provide a service to end users.

(3) At the request fo SLA Logsys will supply at their standard rates such support as may be necessary to install, support, enhance or change the software of any such re-sale by SLA.

(4) Logsys will supply SLA with a copy of the software in source code form and will keep that copy updated with any changes.

(5) If Logsys becomes insolvent or ceases to perform its obligations hereunder after receiving reasonable written notice of breach then all its intellectual property rights in the software will automatically accrue to SLA together with all rights to support, maintain and enhance the software to all the current users thereof.